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                           PIONEER  COMPANIES,  INC.

                       KEY  EXECUTIVE  STOCK  GRANT PLAN
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                            PIONEER COMPANIES, INC.

                         KEY EXECUTIVE STOCK GRANT PLAN

                               Table of Contents

Section 1  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

Section 2  Administration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

Section 3  Participants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

Section 4  Incentive Awards Performance Criteria . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

Section 5  Limitations on Individual Awards  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

Section 6  Phantom Stock Awards  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

Section 7  General Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

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                           PIONEER  COMPANIES,  INC.

                        KEY  EXECUTIVE STOCK  GRANT PLAN

                                    PREAMBLE

                 WHEREAS, Pioneer Companies, Inc. (the "Company") maintains the Pioneer Companies, Inc. Incentive Cash Bonus Plan (the "Cash Bonus Plan") to help the Company attract and retain exceptional employees and to provide a direct incentive to such employees to improve the profitability of the Company; and

                 WHEREAS, the Company desires to more closely align the interests of its key executives who are participants in the Cash Bonus Plan with those of the Company's stockholders by providing that part of any annual cash bonus that they may earn under the Cash Bonus Plan will be automatically deferred under this Plan as a Phantom Stock Award, which on its subsequent vesting will be paid in shares of Company Stock;

                 NOW, THEREFORE, subject to the approval of this Plan by the stockholders of the Company, the Company hereby establishes the Plan as set forth herein, effective as of January 1, 1996.

                                   SECTION 1

                                  DEFINITIONS

                 For purposes of the Plan, the following terms shall have the meanings indicated:

                 1.1 Beneficiary means the person(s) designated by a Participant, on a form provided by the Management Committee and filed with the Company's Human Resources Department, to receive benefits from the Plan in the event of his death. A Participant may change his beneficiary designation at any time. If no designated Beneficiary survives the Participant, the Beneficiary shall be the Participant's surviving spouse or, if none, his estate.

                 1.2      Board means the Board of Directors of the Company.

                 1.3 Company means Pioneer Companies, Inc., a Delaware corporation.

                 1.4 Company Stock means the Class A Common Stock, par value $.01, of the Company.
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                 1.5      Compensation Committee means the Compensation
         Committee of the Board.

                 1.6      Employers means the Company and its subsidiaries.

                 1.7 Fair Market Value means, as applied to any specified date, the closing sale price per share of the Company Stock on such date in the principal market in which the Company Stock is traded, as reported in The Wall Street Journal, or, if no Company Stock was traded on such date, on the next preceding day on which Company Stock was so traded; provided, however, with respect to the initial crediting of an automatic deferral of a bonus amount in Phantom Stock, Fair Market Value shall mean the average of the closing sales price per share of the Company Stock on the last business day of each calendar month for the calendar year immediately preceding the date such Phantom Stock is credited to the Participant's Phantom Stock Account.

                 1.8 Incentive Award means the amount of a Participant's cash bonus award under the Cash Bonus Plan for a year as determined pursuant to Section 6.1, but before the automatic 50% "deferral" with respect to such award pursuant to this Plan.

                 1.9 Management Committee means the committee appointed pursuant to Section 2.1 to administer the Plan.

                 1.10 Participant means a key executive of the Employers who has been designated by the Compensation Committee as participating in this Plan.

                 1.11 Permanent Disability means the Compensation Committee has found, upon the basis of medical evidence satisfactory to it, that a Participant has become totally disabled, whether due to physical or mental condition, so as to be prevented from continuing to engage further in his regular full-time duties with his Employer and that such disability is reasonably expected to be permanent or long-term.

                 1.12 Phantom Stock means a phantom or notional share of Company Stock. A Participant shall not possess any rights of a stockholder of the Company with respect to a share of Phantom Stock, including, without limitation, rights concerning voting and dividends.

                 1.13 Phantom Stock Account means a notional or ledger account credited with Phantom Stock, as provided in Section 6.

                 1.14 Plan means the Pioneer Companies, Inc. Key Executive Stock Grant Plan as set forth herein and as it may be amended from time to time.





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                 1.15     Specified Deferral Date means a date after the
         vesting date for a Phantom Stock grant on which a Phantom Stock grant is to be paid or commence, as designated by a Participant in a voluntary deferral election.

                 1.16 Termination means a Participant's termination of employment with the Employers for any reason.


                                   SECTION 2

                                 ADMINISTRATION

                 2.1 Committee. The Plan shall be administered by the Compensation Committee; however, the Compensation Committee may delegate its ministerial duties under the Plan to a committee consisting of such employees of the Employers as the President of the Company shall designate (the "Management Committee"). The Compensation Committee shall have the authority and power to interpret the Plan, prescribe, amend and rescind rules relating to its administration, select the key executives who shall be Participants, determine a Participant's (or Beneficiary's) right to a payment and the amount of such payment, and to take all other actions necessary or desirable for the administration of the Plan. All actions and decisions of the Compensation Committee shall be final and binding upon all Participants and Beneficiaries.

                                   SECTION 3

                                  PARTICIPANTS

                 3.1 Participants. The Compensation Committee shall determine and designate the key executives of the Employers who are eligible to participate under the Plan. Participation is intended to be limited to those key executives who, because of their positions, have significant responsibility for the management, direction and success of the Company, a subsidiary or a significant business unit. The Compensation Committee may provide for participation by the designation of key executives by position or individually and any participation designation may be a continuing designation until rescinded or may be limited to a specified bonus year, in the Compensation Committee's sole discretion.





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                                   SECTION 4

                     INCENTIVE AWARDS PERFORMANCE CRITERIA

                 4.1 Incentive Awards. If the EBITDA target established for the Company's Shared Earnings Program for a bonus year is met or exceeded, the Compensation Committee shall establish the Incentive Awards for the Participants under the Cash Bonus Plan for such year. The amount of the Incentive Awards may be based upon the recommendation of the Company's President and/or on such other factors as the Compensation Committee deems appropriate.

                 4.2 Performance Criteria. Individual Incentive Awards for Participants will be based upon the Participant's performance for the year and may be measured against objective and/or subjective standards established in advance for the Participant by the Compensation Committee. There may be one or more performance objectives, different weights may be accorded different objectives, and different objectives may be established for different Participants. In evaluating the Participants, the Compensation Committee may consider the corporate objectives of the Company for the year and the individual's responsibilities and accomplishments, and may consider recommendations of the President of the Company and such other factors as it deems appropriate.


                                   SECTION 5

                        LIMITATIONS ON INDIVIDUAL AWARDS

                 5.1 Incentive Award Limits. In no event may the Incentive Award for any Participant for a bonus year exceed the Maximum Annual Percentage for such Participant as set forth on Attachment A.

                 5.2 Adjustments to Awards. The Compensation Committee, in its discretion, may grant all or such portion of an Incentive Award for a year as it deems advisable to a Participant (or his Beneficiary in the case of his death) who either becomes a Participant or is promoted after the beginning of the bonus year, or whose employment is terminated during the year because of his retirement, death, Permanent Disability or the sale or other disposition of an Employer or a business unit.





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                                   SECTION 6

                              PHANTOM STOCK AWARDS

                 6.1 Phantom Stock Award. Each Participant shall have 50% of his Incentive Award otherwise payable to him in cash under the Cash Bonus Plan for a year automatically deferred in shares of Phantom Stock under this Plan, and receive an additional "matching" number of shares of Phantom Stock credited to his Phantom Stock Account as provided below. The number of shares of Phantom Stock automatically credited to a Participant's Phantom Stock Account for any year with respect to which the Participant is entitled to receive an Incentive Award under the Cash Bonus Plan shall be equal to (1) 100% of the Participant's Incentive Award for that bonus year, determined prior to any automatic deferral with respect to such award under this Section 6.1, divided by (2) the Fair Market Value of the Company Stock for that bonus year. The remaining 50% of the Participant's Incentive Award for the year shall be paid to the Participant pursuant to the terms of the Cash Bonus Plan.

                 6.2 Vesting in Phantom Stock. The shares of Phantom Stock automatically credited to a Participant, and any phantom dividends subsequently credited thereon, shall not vest (i.e., shall remain forfeitable) until the second January 1 following the date on which the related Incentive Award was approved by the Compensation Committee; provided, however, if the Participant's employment with the Employers is terminated due to his death, Disability, retirement with the consent of the Compensation Committee, or by an Employer other than for Cause (as defined in the Company's 1995 Stock Incentive Plan), all shares of Phantom Stock then credited to the Participant's Phantom Stock Accounts shall be immediately vested in full. If a Participant terminates employment with the Employers for any reason other than as provided above, all nonvested shares of Phantom Stock then credited to the Participant's Phantom Stock Accounts shall be immediately forfeited without payment.

         Unless the Participant  has made a deferral election pursuant to
Section 6.3, the shares of Phantom Stock credited to the Participant's Phantom Stock Account shall be automatically paid to the Participant in whole shares of Company Stock, with cash for any fractional share, as soon as reasonably practicable following the date such Phantom Stock becomes vested.

                 6.3 Voluntary Deferrals. Prior to the beginning of any year with respect to which the Compensation Committee has authorized elective deferrals of Phantom Stock awards by Participants, each Participant may elect to have the payment of all or a designated portion of his Phantom Stock to be credited for that year, if any, deferred until the date of his Termination or, if permitted by the Compensation Committee, to a Specified Deferral Date that is prior to his Termination, but in all cases after the normal January 1 vesting date for such Phantom Stock. The deferral election must be irrevocable and must be made on a form prescribed by the Management Committee, which shall govern the amount deferred, and the manner and timing of its payment. A





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Participant's deferral election shall apply only to the Incentive Award for that election year. If a Participant has not made a deferral election, the Phantom Stock award for that year shall be payable pursuant to Section 6.2.

                 6.4 Accounts. Each year the Company shall establish a Phantom Stock Account for each Participant who has received an Incentive Award that year to reflect the shares of Phantom Stock automatically deferred with respect to such award; provided, however, all Phantom Stock Accounts for a Participant that are to be paid at the same time may be combined into a single Phantom Stock Account.

                 6.5 Investment of Accounts. Each Phantom Stock Account shall be credited with whole and fractional shares of Phantom Stock as of the date of the automatic deferral of the 50% portion of the Incentive Award for such year and with phantom (notional) dividends with respect to the credited Phantom Stock, which shall be credited as being reinvested in additional shares of Phantom Stock based on the Fair Market Value of the Company Stock on the applicable date.

                 6.6 Payment of Deferred Accounts. Upon a Participant's Termination or earlier Specified Deferral Date, if applicable, the Company shall pay to such Participant (or to his or her Beneficiary in case of the Participant's death) the vested balance then credited to his or her Phantom Stock Account(s) as follows:

                          (a)     in a lump sum payment; or

                          (b)     in five substantially equal annual
                 installments ("equal" shall be determined with reference to the number of shares credited to such Phantom Stock Account);

whichever form of payment has been elected by the Participant. Payments of deferred Phantom Stock Accounts shall commence or be made as soon as reasonably practicable following the earlier of the Participant's date of Termination or Specified Deferral Date. Payments shall be made in whole shares of Company Stock, with any fractional share paid in cash.

                 6.7 Acceleration of Payments. Notwithstanding any Participant deferral election to the contrary, the Compensation Committee, in its sole discretion, may accelerate the payment of all or part of the unpaid balance of any Phantom Stock Account on or following the Participant's Termination.

                 6.8 Change in Control. Notwithstanding anything in the Plan to the contrary, on the date of a Change in Control of the Company (as defined in the Company's 1995 Stock Incentive Plan), all Phantom Stock Accounts shall be fully vested and, regardless of any deferral elections, paid in cash based on the CIC Fair Market Value of the Company Stock; provided, however, with respect to any Participant who is subject to Section 16 of the Securities Exchange Act of 1934, any shares of Phantom Stock that have been credited to his Phantom Stock Account for less than six





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months as of the date of the Change in Control shall continue to remain credited to his Phantom Stock Account until the expiration of six months and one day from the date such shares were credited to the Phantom Stock Account, at which time such shares of Phantom Stock shall be paid to the Participant in cash based on the CIC Fair Market Value of the Company Stock. For purposes of this Section 6.8, the CIC Fair Market Value of the Company Stock shall be the greater of (i) the fixed or formula price for the acquisition of shares of Company Stock specified in the agreement effecting the Change in Control of the Company, if applicable, and (ii) the highest reported price per share of the Company Stock during the sixty-day period ending on the date of the Change in Control.


                                   SECTION 7

                               GENERAL PROVISIONS

                 7.1 Unfunded Obligations. The amounts to be paid to Participants pursuant to this Plan are unfunded obligations of the Company.
The Company is not required to segregate any monies from its general funds, to create any trusts, or to make any special deposits with respect to these obligations. Title to and beneficial ownership of any investments, including trust investments, which the Company may make to fulfill these obligations shall at all times remain in the Company. Any investments and the creation or maintenance of any trust or notional accounts shall not create or constitute a trust or a fiduciary relationship between the Compensation Committee or the Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or his Beneficiary or his creditors in any assets of the Company whatsoever. The Participants (and Beneficiaries) shall have no claim against the Company for any changes in the value of any Accounts and shall be general unsecured creditors of the Company with respect to any payment due under this Plan.

                 7.2 Incapacity of Participant or Beneficiary. If the Compensation Committee finds that any Participant or Beneficiary to whom a payment is payable under the Plan is unable to care for his affairs because of illness or accident or is under a legal disability, any payment due (unless a prior claim therefore shall have been made by a duly appointed legal representative) at the discretion of the Compensation Committee, may be paid to the spouse, child, parent or brother or sister of such Participant or Beneficiary or to any person whom the Compensation Committee has determined has incurred expense for such Participant or Beneficiary. Any such payment shall be a complete discharge of the obligations of the Company under the provisions of the Plan.

                 7.3 Nonassignment. The right of a Participant or Beneficiary to the payment of any amounts under the Plan may not be assigned, transferred, pledged or encumbered in any manner nor shall such right or other interests be subject to attachment, garnishment, execution or other legal process.





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                 7.4      No Right to Continued Employment.  Nothing in the
Plan shall be construed to confer upon any Participant any right to continued employment with the Employers, nor interfere in any way with the right of an Employer to terminate the employment of such Participant at any time without assigning any reason therefor.

                 7.5 Withholding of Taxes. To the extent that the Company is required to withhold any taxes in connection with any payment or award made to a Participant or any other person under this Plan, it will be a condition to the receipt of such payment or award that the Participant or such other person make arrangements satisfactory to the Company for the payment of such taxes.

                 7.6 Termination and Amendment. The Board may from time to time amend, suspend or terminate the Plan, in whole or in part, at any time; provided that any amendment that would materially increase the benefits accruing to Participants under the Plan, increase the aggregate number of shares of Company Stock which may be issued under the Plan or materially modify the requirements as to eligibility for participation in the Plan, shall be subject to the approval of Company's stockholders, except that any such increase or modification that may result from adjustments authorized by Section
7.7 does not require such approval. No amendment, suspension or termination of the Plan may impair the right of a Participant or his Beneficiary to receive the benefit accredited hereunder prior to the effective date of such amendment, suspension or termination.

                 7.7 Company Stock Shares Available Under the Plan. Subject to adjustments as provided below, the maximum number of shares of Company Stock which may be issued with respect to shares of Phantom Stock credited under the Plan shall be 500,000 shares. Such shares of Company Stock may be shares of original issuance or treasury shares or a combination of the foregoing. Any shares of Company Stock which are issuable with respect to shares of Phantom Stock that are forfeited will again be available for issuance under this Plan. In the event that the number of shares of Company Stock available under this Plan is insufficient on any applicable date, then notwithstanding anything in the Plan to the contrary, all Participants who would otherwise be entitled to have shares of Phantom Stock credited to a Phantom Stock Account on such date shall instead share ratably in the number of shares of Phantom Stock then available for crediting under this Plan, and thereafter all Incentive Awards (or remaining portions) shall be paid in cash pursuant to the terms of the Cash Bonus Plan and thereafter all notional dividends and other amounts credited on shares of Phantom Stock shall be credited in cash and paid in cash. In the event of a change in the capitalization of the Company due to a stock split, stock dividend, recapitalization, merger, consolidation, combination, or similar event, the aggregate number of shares subject to the Plan and the shares of Phantom Stock then credited shall be adjusted accordingly by the Compensation Committee to reflect such change.

                 7.8 Applicable Law. Except to the extent preempted by any applicable federal law, the Plan shall be construed and governed in accordance with the laws of the State of Delaware.





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                                  ATTACHMENT A

                           MAXIMUM PERCENTAGE AWARDS

         POSITION                                    % OF BASE SALARY
         --------                                    ----------------
President, Pioneer Companies, Inc.                        60%

President, Pioneer Chlor Alkali Company, Inc.             60%

Pioneer Vice Presidents & Business Unit                   50%
    Presidents

Chlor Alkali Plant Managers                               30%

Chlor Alkali Plant Management Staff                       25%

Corporate Staff Managers                                  25%

Business Unit Vice Presidents                             25%

All Other Participants                                    20%


The term "base salary" shall mean the Participant's annual salary being paid at the end of the applicable year (or the date of his Termination, if applicable), exclusive of bonuses and all other items of compensation for the year.